Exhibit 99.1


FOR IMMEDIATE RELEASE

ACCESS INTEGRATED TECHNOLOGIES ENTERS INTO AGREEMENTS TO RAISE $18.1 MILLION IN PRIVATE PLACEMENT


MORRISTOWN, N.J. -- July 19, 2005 -- Access Integrated Technologies, Inc. ("AccessIT") (AMEX: AIX) today announced that it has entered into definitive agreements with institutional and other accredited investors relating to a private placement of approximately $18.1 million of securities. This financing is related to the company's 2,500-screen Christie-AIX Digital Cinema deployment plan announced on June 21, 2005.

The Company has agreed to sell 1,909,115 shares of Class A common stock at $9.50 per share. Investors will also receive warrants, exercisable starting 7 months after issuance, to purchase 477,275 shares of Class A common stock at $11.00 per share for a period of 5 years. Use of proceeds for the financing will be to fund capital investments in the first Digital Cinema systems contemplated in the Christie-AIX rollout plan and provide working capital. The private placement is subject to customary closing conditions.

"This financing will begin the process of deploying systems to be installed in the fourth quarter of calendar 2005 and provide the initial equity required by our lenders to provide funding for the remaining systems," said Bud Mayo, Chief Executive Officer of AccessIT. "We are gratified by the enthusiastic support we received from the well known institutional investors who took part in this round of financing."

The private placement is being made only to accredited investors in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The shares of Class A common stock and warrants being issued, and the shares of common stock issuable upon exercise of the warrants, have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of the securities in any jurisdiction in which such offering would be unlawful.

Access Integrated Technologies, Inc. (AccessIT) is an industry leader in offering a fully managed storage and electronic delivery service for owners and distributors of digital content to movie theaters and other venues. Supported by its robust platform of fail-safe Internet data centers, AccessIT is able to leverage the market-leading role of its Theatrical Distribution System (TDS) with its innovative digital delivery capabilities and in-theatre software systems to provide the highest level of technology available to enable the emerging Digital Cinema industry to transition from film without changing workflows. For more information on AccessIT, visit www.accessitx.com.


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Safe Harbor Statement


Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of AccessIT officials during presentations about AccessIT, are "forward-looking" statements within the meaning of the Private Securities
Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "could", "might", "believes", "seeks", "estimates" or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by AccessIT"s management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about AccessIT, its technology, economic and market factors and the industries in which AccessIT does business, among other things. These statements are not guarantees of future performance and AccessIT has no specific intention to update these statements.

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Contact:


Suzanne Moore                                                  Michael Glickman
AccessIT                                               The Dilenschneider Group
55 Madison Avenue                                                  212.922.0900
Suite 300
Morristown, NJ  07960
973.290.0080

www.accessitx.com
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